SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                     --------------------------------------

                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                        Date of Report: January 13, 1998


                         MARKETING SERVICES GROUP, INC.
                         -----------------------------
               (Exact name of Registrant as specified in charter)


        Nevada                       0-16730                   88-0085608
        ------                       -------                   ----------
   (State or other                 (Commission              (I.R.S. Employer
    jurisdiction of                  File No.)              Identification No.)
    incorporation)



                               333 Seventh Avenue
                            New York, New York 10001
                            ------------------------
                    (Address of Principal Executive Offices)


                                  212/594-7688
                                  ------------
              (Registrant's telephone number, including area code)

ITEM 5.  Other Events
---------------------
On December 24, 1997, Marketing Services Group, Inc. (the "Company") and General Electric Capital Corporation ("GE Capital") entered into a Purchase Agreement (the "Purchase Agreement") providing for the purchase on that day by GE Capital of (i) 50,000 shares of Series D convertible preferred stock, par value $0.01 per share, of the Company (the "Convertible Preferred Stock"), and (ii) warrants (the "Warrants") to purchase up to 10,670,000 shares of Common Stock, all for an aggregate purchase price of $15,000,000. The Convertible Preferred Stock is convertible into shares of Common Stock at a conversion rate, subject to antidilution adjustments, which currently is equal to 88.31224, resulting in the beneficial ownership by GE Capital of 4,415,612 shares of Common Stock. On an as-converted basis, the Convertible Preferred Stock represents approximately 24% of the issued and outstanding shares of Common Stock. The Warrants are exercisable in November, 2001 and are subject to reduction or cancellation based on the Company's meeting certain financial goals set forth in the Warrants or upon occurrence of a qualified secondary offering, as defined.

The Convertible Preferred Stock is convertible at the option of the holder at any time and at the option of the Company (a) at any time the current market price, as defined, equals or exceeds $8.75 per share, subject to adjustments, for at least 20 days during a period of 30 consecutive business days or (b) upon the occurrence of a qualified secondary offering, as defined.

Dividends are cumulative and accrue at the rate of 6% per annum, adjusted upon event of default, payable quarterly. The Convertible Preferred Stock is mandatorily redeemable, if not previously converted, on the sixth anniversary of the original issue date and is redeemable at the option of the holder upon the occurrence of an Organic Change in the Company, as defined in the agreement.

The Company shall use the net proceeds of the sale of the Convertible Preferred Stock and the Warrants to finance acquisitions approved by the purchaser, up to $1,000,000 for computer systems upgrades and up to $2,000,000 for payments on indebtedness to former owners of acquired subsidiaries.



                                   SIGNATURES
                                   ----------
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MARKETING SERVICES GROUP, INC.

Date: January 13, 1998                   By:   /s/ Scott Anderson
----------------------                   -------------------------------
                                         Title:  Chief Financial Officer

                                  EXHIBIT INDEX
                                  -------------
Exhibit Number   Description
--------------   -----------
       10.1      Purchase Agreement dated as of December 24, 1997 by and
                 between the Company and GE Capital                         (A)
       10.2      Stockholders Agreement by and among the Company, GE Capital and certain existing stockholders of the Company,
                 dated as of December 24, 1997.                             (A)
       10.3      Registration Rights Agreement by and among the Company and
                 GE Capital, dated as of December 24, 1997                  (A)
       10.4      Form of Certificate of Designation, Preferences and
                 Relative, Participating, Optional and Other Special
                 Rights of Preferred Stock and Qualifications, Limitations
                 and Restrictions Thereof for the Series D Convertible
                 Preferred Stock                                            (A)
       10.5      Warrant, dated as of December 24, 1997, to purchase shares
                 of Common Stock of the Company.                            (A)
       20.1      Press release dated December 26, 1997                      (B)
       20.2      Press release dated January 6, 1998                        (B)

(A) Incorporated by reference to the Company's Schedule 13-D, filed by General Electric Capital Corporation, reporting an event occurring on December 24, 1997.

(B)    Filed herewith.